UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/15/2009

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4998

Delaware	23-3011077
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

(412) 262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2009, Eugene N. Dubay, 60, was appointed as President and Chief Executive Officer of Atlas Pipeline Partners, L.P. (the "Partnership"). Mr. Dubay replaced Michael L. Staines as President of the Partnership and Edward E. Cohen as Chief Executive Officer of the Partnership. Mr. Staines will continue as a member of the managing board of Atlas Pipeline Partners GP, LLC (the "General Partner"), the Partnership's general partner. Mr. Cohen will continue as Chairman of the Board of the General Partner. Mr. Dubay was also appointed President and Chief Executive Officer of Atlas Pipeline Mid-Continent, LLC, the Partnership's Oklahoma-based subsidiary ("Mid-Continent"). A press release announcing these appointments is attached hereto as Exhibit 99.1.

Since October 2008, Mr. Dubay has been a member of the managing board of the General Partner, a position that he continues to hold. From 2003 to 2009, Mr. Dubay was Chief Operating Officer of Continental Energy Systems.

In connection with Mr. Dubay's appointments described above, as well as Mr. Dubay's appointment as Senior Vice-President of Atlas America, Inc. (NASDAQ: ATLS), the indirect parent of the General Partner, ATLS entered into a letter agreement with Mr. Dubay (the "Agreement"), under which he will serve (i) as Senior Vice-President of ATLS; (ii) as President and Chief Executive Officer of each of the Partnership and Mid-Continent (Mid-Continent, ATLS and the Partnership, together with Atlas Pipeline Holdings, L.P. ("AHD"), the parent of the General Partner, shall hereinafter be referred to as the "Company"); and (iii) in such other capacities to be determined with respect to the Company's pipeline operations.

Mr. Dubay's employment is for a two year period, commencing as of January 15, 2009. His employment term will automatically renew for one year renewal terms unless ATLS gives prior written notice of non-renewal. The Agreement provides for initial base salary of $400,000 per year. Mr. Dubay is also eligible for: (i) bonus compensation, which for his first year of employment is $300,000; (ii) a initial grant of restricted shares, phantom units and/or options to receive shares of the Partnership, AHD and/or ATLS; (iii) eligibility to receive subsequent grants of equity compensation; and (iv) participation in all employee benefit plans in effect during his employment.

The Agreement provides the following regarding termination and termination benefits:

-- ATLS may terminate Mr. Dubay's employment with the Company: (i) for cause; (ii) without cause upon 45 days written notice; (iii) for disability, if Mr. Dubay is disabled for 180 consecutive days during any 12-month period; or (iv) by ATLS's non-renewal of the Agreement at the end of the term.

-- Mr. Dubay may terminate his employment with the Company for good reason or without good reason upon 60 days prior written notice. Good reason is defined as: (i) a substantial breach of the Agreement by ATLS that either is not taken in good faith or is not remedied by ATLS promptly after receipt of notice; or (ii) a change in control (defined below).

-- Upon termination of employment by ATLS other than for cause or Mr. Dubay's death, or by Mr. Dubay for good reason, if Mr. Dubay executes and does not revoke a release, Mr. Dubay will receive (i) pro-rated cash incentive compensation for the year of termination, based on actual performance for the year; and (ii) monthly severance pay for the remainder of the employment term in an amount equal to 1/12 of (x) his annual base salary and (y) the annual amount of cash incentive compensation paid to Mr. Dubay for the fiscal year prior to his year of termination. Mr. Dubay may elect continued health coverage for the remainder of the employment term under the Company's health plan and will be responsible for paying the full monthly cost of such coverage at the COBRA premium rate. For each month for which Mr. Dubay pays the COBRA premium, ATLS will reimburse Mr. Dubay for the COBRA premium, less the monthly premium charge that is paid by the Company's employees for such coverage. Any restrictions on any Partnership, AHD and/or ATLS stock options or units outstanding on the date of Mr. Dubay's termination will become fully vested and exercisable and will remain in effect and exercisable through the end of their respective terms, without regard to the termination of his employment.

-- Upon Mr. Dubay's termination from employment by ATLS for cause or by Mr. Dubay for any reason other than good reason, Mr. Dubay is subject to an 18-month non-competition covenant. Mr. Dubay is also subject to a confidentiality covenant, and a non-solicitation covenant for two years after any termination of employment.

Change in Control is defined as:

-- the acquisition of beneficial ownership of 50% or more of ATLS's voting securities or all or substantially all of the assets of ATLS by a single person or entity or group of affiliated persons or entities, other than by an "affiliate" of the Company or Mr. Dubay or any member of his immediate family ("Related Entity");

-- ATLS consummates a merger, consolidation, combination, share exchange, division or other reorganization or transaction of ATLS (a "Corporate Transaction") with an unaffiliated entity, other than a Related Entity, in which either (i) the directors of ATLS as applicable immediately prior to the Corporate Transaction constitute less than a majority of the board of directors of the surviving, new or combined entity, unless one-half of the board of directors of the surviving, new or combined entity were directors of ATLS immediately prior to such Corporate Transaction and ATLS's chief executive officer immediately prior to such Corporate Transaction continues as the chief executive officer of the surviving, new or combined entity, or (ii) the voting securities of ATLS immediately before the Corporate Transaction represent less than 60% of the combined voting power immediately after the Corporate Transaction of the outstanding securities of ATLS, the surviving entity or, in the case of a division, each entity resulting from the division;

-- during any period of 24 consecutive calendar months, individuals who at the beginning of such period constitute the Board of Directors of ATLS cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by ATLS's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period; or

-- the shareholders of ATLS approve a plan of complete liquidation, or winding-up of ATLS or an agreement of sale or disposition (in one transaction or a series of transactions) of all or substantially all of ATLS's assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a Related Entity.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

        99.1        Press release dated January 15, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.

Date: January 22, 2009	By:	/s/ Lisa Washington
Lisa Washington
Secretary and Chief Legal Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release